Exhibit 99.1

James M.Garvey                                  SV Life Sciences Advisers Inc.
Managing Partner and CEO                           60 State Street, Suite 3650
                                                         Boston, MA 02109-2804
                                                              T:  617 367 8100
                                                              F:  617 367 1590
                                                                 www.svlsa.com



August 15, 2005

Travis Baugh, President & CEO
MicroMed Technology Inc.
8965 Interchange Drive
Houston, Texas 77056

Dear Travis:

As discussed earlier, it is our policy to retire our BOD positions in public companies as soon as practical.

Now that you have successfully accomplished your financing and merger, it seems appropriate to move off the board of MicroMed effective immediately.

SVLS and I wish you, your team and MicroMed success on the path ahead.

If we can be of help in any other way, please let me know.

Sincerely,


/s/ James M. Garvey
James M. Garvey
Managing Partner & CEO


Cc:  MicroMed Board